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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 7 to Registration Statement No. 333-47971 on Form N-1A of our reports dated May 16, 2002 on Merrill Lynch U.S. High Yield Fund, Inc. (the "Fund") and Master U.S. High Yield Trust, both appearing in the Fund's March 31, 2002 Annual Report, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 20, 2002